EXHIBIT 23.1



                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
STEPHEN H.DURLAND          240 ROYAL PALM WAY, 3RD FLOOR    MEMBERS OF:
-----------------             PALM BEACH, FL   33480        FLORIDA INSTITUTE
ALSO CERTIFIED IN         (561) 822-9995 * FAX 822-9942     OF CPAS
CA, CO, GA, LA, MA,
MD, MS, NC, NJ, NY,
SC, TX, WI





Orange Productions, Inc.
222Lakeview Ave., Suite113
West Palm Beach, FL   33401



INDEPENDENT AUDITORS' CONSENT


Ladies and Gentlemen:


We hereby consent to the incorporation by reference in this Registration Statement of Orange Productions, Inc., on Form S-3 of our report dated June 5, 2000 on the financial statements of the company, appearing in the Form 10-KSB.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                              /s/ Durland & Company, CPAs, P.A.
                                              Durland & Company, CPAs, P.A.

Palm Beach, Florida
October 27, 2000